EXHIBIT 99.1

CONTACT:

Felicia Vonella

Acorda Therapeutics

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update

for Second Quarter 2017

•	NDA submitted for INBRIJATM (levodopa inhalation powder)
•	Tozadenant Phase 3 data expected Q1 2018
•	AMPYRA® (dalfampridine) 2Q 2017 net revenue of $131.6 Million; 8% increase over 2Q 2016
•	AMPYRA 2017 net sales guidance of $535 - $545 million reiterated
•	Projected year-end cash balance greater than $200 million

ARDSLEY, NY – July 27, 2017 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) provided a financial and pipeline update for the second quarter ended June 30, 2017.

“INBRIJA and tozadenant are being developed as therapies with complementary roles for people with Parkinson’s. They have the potential to position Acorda as a leader in Parkinson’s therapy, creating substantial value for shareholders,” said Ron Cohen, M.D., Acorda's President and CEO.

“We submitted our NDA for INBRIJA on schedule. This key milestone was achieved thanks to intensive work by many dedicated Acorda associates. We expect the FDA to notify us by the end of September if the submission is accepted for full review. Commercial preparations for the launch of INBRIJA are well underway and we expect to submit a Marketing Authorization Application to the European Medicines Agency by the end of 2017. We are also on track to announce top-line data from our Phase 3 study of tozadenant in the first quarter of 2018.”

Second Quarter 2017 Financial Results

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended June 30, 2017, the Company reported AMPYRA net revenue of $131.6 million compared to $122.1 million for the same quarter in 2016.

FAMPYRA® (prolonged-release fampridine tablets) - For the quarter ended June 30, 2017, the Company reported FAMPYRA royalties from sales outside of the U.S. of $2.9 million compared to $2.7 million for the same quarter in 2016.

Research and development (R&D) expenses for the quarter ended June 30, 2017 were $51.2 million, including $3.0 million of share-based compensation and $5.6 million of restructuring expenses, compared to $50.3 million, including $2.6 million of share-based compensation for the same quarter in 2016.

Sales, general and administrative (SG&A) expenses for the quarter ended June 30, 2017 were $49.3 million, including $7.8 million of share-based compensation and $2.0 million of restructuring expenses, compared to $53.1 million, including $6.7 million of share-based compensation for the same quarter in 2016.

Provision for income taxes for the quarter ended June 30, 2017 was $5.5 million, including $5.8 million of cash taxes, compared to a benefit from income taxes of $1.0 million, including $2.4 million of cash taxes, for the same quarter in 2016.

The Company reported a GAAP net loss attributable to Acorda of $8.2 million for the quarter ended June 30, 2017, or $0.18 per diluted share. GAAP net loss in the same quarter of 2016 was $18.3 million, or $0.40 per diluted share.

Non-GAAP net income for the quarter ended June 30, 2017 was $13.3 million, or $0.29 per diluted share. Non-GAAP net loss in the same quarter of 2016 was $9.7 million, or $0.21 per diluted share. This quarterly non-GAAP net income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, unrealized foreign currency losses (gains), non-cash interest charges on our debt, restructuring expenses, changes in the fair value of acquired contingent consideration, and acquisition-related expenses. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At June 30, 2017, the Company had cash and cash equivalents of $141.1 million.

Guidance for 2017

•	The Company reiterates AMPYRA 2017 net revenue of $535-$545 million.
•

R&D expenses for the full year 2017 are expected to be $160-$170 million. This guidance is a non-GAAP projection that excludes share-based compensation and restructuring costs, as more fully described below under “Non-GAAP Financial Measures.”

•

SG&A expenses for the full year 2017 are expected to be $170-$180 million. This guidance is a non-GAAP projection that excludes share-based compensation and restructuring costs, as more fully described below under “Non-GAAP Financial Measures.”

•	The Company expects to be cash flow positive in 2017, with a projected year-end cash balance in excess of $200 million.

Second Quarter 2017 Highlights

•	INBRIJA (levodopa inhalation powder) in Parkinson’s disease
-	In June, the Company submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for INBRIJA. The NDA was submitted as a 505(b)(2) application.
-	In June, data from the Phase 3 SPAN-PD clinical trial of INBRIJA was presented at the International Congress of Parkinson’s Disease and Movement Disorders (MDS).

•	Tozadenant in Parkinson’s disease
-

In June, data from clinical and preclinical studies of tozadenant were presented at the 2017 International Congress of Parkinson’s Disease and Movement Disorders (MDS). One of the three posters presented, “Efficacy of tozadenant in animal models of non-motor symptoms of Parkinson's disease,” was selected by MDS for the Blue Ribbon Session, which highlights the best scientific posters at the conference.

•	AMPYRA (dalfampridine)
-

In May, the Company filed a notice of appeal to the United States District Court for the District of Delaware, initiating the appeal process pertaining to the AMPYRA patents that were invalidated by the Court in March 2017. Acorda’s opening brief is due on August 7, 2017.

-	The Company expects to maintain exclusivity of AMPYRA at least through July 2018.

Webcast and Conference Call

The Company will host a conference call today at 8:30 a.m. ET to review its second quarter 2017 results.

To participate in the conference call, please dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and reference the access code 86092728. The presentation will be available on the Investors section of www.acorda.com. A replay of the call will be available from 11:30 a.m. ET on July 27, 2017 until 11:59 p.m. ET on August 10, 2017. To access the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and reference the access code 86092728. The webcast (live and archived) will be available in the Investor Relations section of the Acorda website at www.acorda.com.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. Acorda has a pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease and multiple sclerosis. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations into our operations; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra (dalfampridine) Extended Release Tablets, 10 mg in the U.S., which will likely be materially adversely affected by the recently announced court decision in our litigation against filers of Abbreviated New Drug Applications to market generic versions of Ampyra in the U.S.; the risk of unfavorable results from future studies of Inbrija (CVT-301, levodopa inhalation powder), tozadenant or from our other research and development programs, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Inbrija, tozadenant, or any other products under development; third party payers (including governmental agencies) may not reimburse for the use of Ampyra, Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the occurrence of adverse safety events with our products; failure to maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaborator Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income, adjusted to exclude the items below, and has provided 2017 guidance for R&D and SG&A on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net income, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt as well as non-cash interest charges related to our asset based loan which was terminated in 2017 and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant period, (iv) unrealized foreign currency losses (gains) related to the Biotie acquisition, (v) acquisition related expenses that pertain to a non-recurring event, and (vi) corporate restructuring expenses that pertain to a non-recurring event. The Company believes its non-GAAP net income measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance.  Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income, we have provided 2017 guidance for R&D and SG&A on a non-GAAP basis. Due to the forward looking nature of this information, the amount of compensation charges and benefits needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time.  The Company believes that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected R&D and SG&A expenses.  Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30,	December 31,
	2017	2016

Assets
Cash, cash equivalents and short-term investments	$141,135	$158,537
Trade receivable, net	55,626	52,239
Other current assets	14,935	18,746
Finished goods inventory	43,914	43,135
Deferred tax asset	4,400	4,400
Property and equipment, net	37,368	34,310
Goodwill	281,896	280,599
Intangible assets, net	742,704	742,242
Other assets	10,464	8,127
Total assets	$1,332,442	$1,342,335

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$97,469	$131,823
Current portion of deferred license revenue	9,057	9,057
Current portion of loans payable	615	6,256
Current portion of notes payable	—	765
Convertible senior notes	304,045	299,395
Contingent consideration	89,300	72,100
Non-current portion of deferred license revenue	27,927	32,456
Non-current portion of loans payable	24,052	24,635
Deferred tax liability	79,556	92,807
Other long-term liabilities	10,701	8,830
Total stockholder's equity	689,720	664,211
Total liabilities and stockholders' equity	$1,332,442	$1,342,335

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues:
Net product revenues	$132,756	$120,695	$245,349	$230,842
Royalty revenues	4,418	4,499	8,946	7,990
License revenue	2,264	2,264	4,529	4,529
Total revenues	139,438	127,458	258,824	243,361

Costs and expenses:
Cost of sales	29,665	26,435	54,848	49,621
Cost of license revenue	159	159	317	317
Research and development	51,184	50,293	97,677	94,863
Selling, general and administrative	49,334	53,056	101,039	104,838
Acquisition related expenses	—	9,548	320	16,746
Change in fair value of acquired contingent consideration	6,400	2,000	17,200	8,200
Total operating expenses	136,742	141,491	271,401	274,585

Operating income (loss)	$2,696	$(14,033)	$(12,577)	$(31,224)

Other (expense) income, net	(5,421)	(5,896)	(9,970)	1,037
Loss before income taxes	(2,725)	(19,929)	(22,547)	(30,187)
(Provision for) benefit from income taxes	(5,471)	972	(4,552)	10,709
Net loss	$(8,196)	$(18,957)	$(27,099)	$(19,478)
Net loss attributable to non-controlling interest	-	678	-	678
Net loss attributable to Acorda Therapeutics, Inc.	$(8,196)	$(18,279)	$(27,099)	$(18,800)
Net loss per common share attributable to Acorda Therapeutics, Inc. - basic	$(0.18)	$(0.40)	$(0.59)	$(0.42)
Weighted average per common share - basic	45,943	45,338	45,876	45,077

Acorda Therapeutics, Inc.

Non-GAAP income and Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP net loss	$(8,196)	$(18,957)	$(27,099)	$(19,478)
Pro forma adjustments:
Non-cash interest expense (1)	3,785	2,360	6,365	4,564

Change in fair value of acquired contingent consideration (2)	6,400	2,000	17,200	8,200

Restructuring costs (3)	7,590	—	7,590	—

Acquisition related expenses (4)	—	9,548	320	16,746

Unrealized foreign currency loss (gain) (5)	—	2,551	(247)	(7,738)

Share-based compensation expenses included in R&D	2,972	2,616	5,507	4,737
Share-based compensation expenses included in SG&A	7,772	6,656	13,108	12,694
Total share-based compensation expenses	10,744	9,272	18,615	17,431

Total pro forma adjustments	28,519	25,731	49,843	39,203

Income tax effect of reconciling items above (6)	7,013	16,507	16,836	17,061

Non-GAAP net income (loss) (7)	$13,310	$(9,733)	$5,908	$2,664

Net income (loss) per common share - basic	$0.29	$(0.21)	$0.13	$0.06
Net income (loss) per common share - diluted	$0.29	$(0.21)	$0.13	$0.06
Weighted average per common share - basic	45,943	45,338	45,876	45,077
Weighted average per common share - diluted	45,982	45,338	45,986	46,036

(1)	Non-cash interest expense related to convertible senior notes, asset based loan, and Biotie non-convertible and R&D loans.
(2)	Changes in the fair value of acquired contingent consideration related to the Civitas transaction.
(3)	Restructuring costs associated with the 2017 restructuring.
(4)	Transaction expenses related to the Biotie acquisition.
(5)	Unrealized foreign currency transaction gain (loss) related to the Biotie acquisition.
(6)	Represents the tax effect of the non-GAAP adjustments.
(7)

Prior year non-GAAP adjustments included a separate income tax expense adjustment from GAAP tax expense to the amount of cash taxes paid or payable for the respective period.  As of June 30, 2017, the presentation includes the tax effect of the non-GAAP adjustments as prescribed by the updated Compliance and Disclosure Interpretations issued by the SEC in May, 2016.  In the three months ended June 30, 2017 and 2016, cash taxes paid were $5.8 million and $2.4 million, respectively.  In the six months ended June 30, 2017 and 2016, cash taxes paid were $7.7 million and $2.6 million, respectively. A reconciliation to the previously reported non-GAAP results is presented below.

Acorda Therapeutics, Inc.

Non-GAAP Income and Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2016	2016
Non-GAAP net (loss) income - as revised (see above)	$(9,733)	$2,664
Income tax effect of the reconciling items (see above)	16,507	17,061
Non-cash income taxes (as previously reported)	(3,393)	(13,287)
Non-GAAP net income (as previously reported)	$3,381	$6,438

Note:	Non-GAAP net income (loss) per share basic and diluted as presented above were also revised as a result of the changes to the income tax effect of the non-GAAP adjustments as noted above.